EXHIBIT 23

Consent of Independent Auditors

The Board of Directors
PepsiCo, Inc.

We consent to incorporation by reference in the registration statements listed below of PepsiCo, Inc. of our report dated February 6, 2002, relating to the consolidated balance sheet of PepsiCo, Inc. and Subsidiaries as of December 29, 2001 and December 30, 2000 and the related consolidated statements of income, cash flows and shareholders’ equity for each of the years in the three-year period ended December 29, 2001, which report appears in the December 29, 2001 annual report on Form 10-K of PepsiCo, Inc.:

Description	Registration Statement Number
Form S-3
PepsiCo SharePower Stock Option Plan for PCDC Employees	33-42121
$32,500,000 Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority Adjustable Rate Industrial Revenue Bonds	33-53232
Extension of the PepsiCo SharePower Stock Option Plan to Employees of Snack Ventures Europe, a joint venture between PepsiCo Foods International and General Mills, Inc.	33-50685
$4,587,000,000 Debt Securities and Warrants	33-64243
$500,000,000 Capital Stock, 1 2/3 cents par value	333-56302
Form S-4
330,000,000 Shares of Common Stock, 1 2/3 cents par value and 840,582 Shares of Convertible Stock, no par value	333-53436
Form S-8
PepsiCo SharePower Stock Option Plan	33-35602, 33-29037, 33-42058, 33-51496, 33-54731 & 33-66150
1988 Director Stock Plan	33-22970
1979 Incentive Plan and the 1987 Incentive Plan	33-19539
1994 Long-Term Incentive Plan	33-54733
1995 Stock Option Incentive Plan	33-61731 & 333-09363
1979 Incentive Plan	2-65410
PepsiCo, Inc. Long Term Savings Program	2-82645, 33-51514 & 33-60965
PepsiCo 401(K) Plan	333-89265
PepsiCo Puerto Rico 1165(e) Plan	333-56524
Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates	333-65992
The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors	333-66632
The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees	333-66634
The PepsiCo 401(k) Plan for Salaried Employees	333-76196
The PepsiCo 401(k) Plan for Hourly Employees	333-76204
KPMG LLP

New York, New York
March 20, 2002